Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-232315) pertaining to the 2017 Equity Incentive Plan, 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan of Prevail Therapeutics Inc., of our report dated March 26, 2020, with respect to the financial statements of Prevail Therapeutics Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

New York, New York

March 26, 2020